FOR IMMEDIATE RELEASE

CONTACT:          DAVID J. BRYANT
CHIEF FINANCIAL OFFICER
RESOURCE CAPITAL CORP.
1845 WALNUT STREET, 10TH FLOOR
PHILADELPHIA, PA 19103
215/546-5005, 215/546-5388 (fax)

RESOURCE CAPITAL CORP. ISSUES
REVISED BALANCE SHEET FOR YEAR ENDED DECEMBER 31, 2008

New York, N.Y., March 16, 2009 – Resource Capital Corp. (NYSE: RSO) (“RCC” or the “Company”).  The Company today announced that it had revised the valuation of its commercial mortgage-backed securities ("CMBS"). This revision occurred after the Company had issued its March 3, 2009 press release announcing results of operations for the fourth quarter and year ended December 31, 2008 and before filing its annual report on Form 10-K with the Securities and Exchange Commission today.  As a result, the Company has revised its balance sheet for the period ended December 31, 2008. The revision did not impact the Company’s reported operating results and related statement of operations for the fourth quarter and year ended December 31, 2008.

A description of the revision and disclosures effected follows:

Assets:

Investment securities available-for-sale, pledged as collateral, at fair value was reduced by $13.9 million from $36.4 million to $22.5 million and Investment securities available-for-sale, at fair value was reduced by $3.7 million from $10.5 million to $6.8 million. These revisions reduced total assets by $17.6 million from $1.954 billion to $1.936 billion.

The Company concluded that a revision was needed, after further analysis, to its valuation of CMBS for the period ended December 31, 2008. The revision was made to lower the valuation on RCC’s CMBS in total by $17.6 million, or approximately 0.9% of RCC’s total assets.

Equity:

The revision to assets of $17.6 million had a corresponding change to Accumulated Other Comprehensive Loss, which increased from $63.1 million to $80.7 million.

Book Value:

As a result of the changes to the balance sheet described above, book value per common share was reduced from $8.04 per common share to $7.35 per common share.

Tables Corrected:

•	Investment Portfolio

•	Schedule III – Reconciliation of GAAP Stockholders’ Equity to Economic Book Value

Revised Press Release:

A copy of the March 3, 2009 press release, as modified for the CMBS valuation revision, follows.

RESOURCE CAPITAL CORP.
REPORTS OPERATING RESULTS FOR
FOURTH QUARTER AND YEAR ENDED DECEMBER 31, 2008

New York, N.Y., March 3, 2009 – Resource Capital Corp. (NYSE: RSO) (“RCC” or the “Company”), a  real estate investment trust whose investment strategy focuses on commercial real estate loan assets and, to a lesser extent, commercial finance assets, reported results for the fourth quarter and year ended December 31, 2008.

Financial Summary

•
Adjusted net income, a non-GAAP measure excluding the effect of non-cash charges and non-operating capital transactions, of $11.1 million, or $0.44 per share for the fourth quarter ended December 31, 2008 as compared to $10.7 million, or $0.43 per share-diluted for the fourth quarter ended December 31, 2007, an increase of $332,000 (3%).

•
Estimated REIT taxable income, a non-GAAP measure, for the fourth quarter and year ended December 31, 2008 of $8.3 million or $0.33 per share-diluted and $39.3 million or $1.57 per share-diluted, respectively, as compared to $11.4 million or $0.46 per share-diluted and $42.4 million or $1.71 per share-diluted for the fourth quarter and year ended December 31, 2007, respectively, decreases of $3.0 million (27%) and $3.2 million (7%), respectively.

•
Dividend distribution of $0.39 per common share, or $9.9 million, for the quarter ended December 31, 2008.  RCC paid dividends of $1.60 per common share, for total dividends paid of $40.7 million for the year ended December 31, 2008.

•	Economic book value, a non-GAAP measure, was $10.22 per common share as of December 31, 2008.

•	GAAP book value was $7.35 per common share as of December 31, 2008.

•
GAAP net loss for the fourth quarter and year ended December 31, 2008 of $0.29 per share and $0.12 per share, respectively, including provisions for loan and lease losses of $18.3 million or $0.74 per share and $46.2 million or $1.86 per share, respectively, as compared to GAAP net income for the fourth quarter and year ended December 31, 2007 of $0.14 per share-diluted and $0.36 per share-diluted, respectively, including provisions for loan and lease losses of $5.9 million or $0.24 per share-diluted and $6.2 million or $0.25 per share-diluted, respectively.

•
Paydowns and repayments totaled $198.6 million, which included $80.6 million on RCC’s commercial real estate loan portfolio and $118.0 million on RCC’s bank loan portfolio for the year ended December 31, 2008.

•
RCC reduced the balance to $17.0 million on the non-recourse repurchase facility funding commercial real estate (“CRE”) loans as of December 31, 2008, with pledged collateral of $42.9 million on this facility.

Jonathan Cohen, CEO and President of RCC, commented, “Given the global economic circumstances, our real estate portfolio continues to perform well – this quarter we saw a modest $371,000 increase to our provision for CRE loan losses but otherwise all loans continue to perform.  As the corporate credit universe worsened, we determined to take additional provisions for loan losses of $17.5 million on our bank loan portfolio.  We look forward to protecting the year-end 2008 GAAP book value of $7.35 and producing a meaningful cash dividend in calendar 2009.”

Additional financial results for the fourth quarter and year ended December 31, 2008 and recent developments include:

General

•
RCC’s net interest income decreased by $176,000, or (1%) to $13.9 million for the fourth quarter ended December 31, 2008, as compared to $14.1 million for the same period in 2007.  RCC’s net interest income decreased by $709,000, or (1%) to $54.7 million for the year ended December 31, 2008, as compared to $55.4 million for the same period in 2007.

Commercial Real Estate

•
RCC originated new CRE loans, on a gross basis, of $8.3 million during the fourth quarter ended December 31, 2008.  The aggregate net portfolio of CRE loans was reduced by $69.7 million to $833.2 million at December 31, 2008, from $902.9 million at December 31, 2007, not including future funding obligations of $2.8 million.

The following table summarizes RCC’s CRE loan origination activities and future funding obligations, at par, for the three, six and 12 months ended December 31, 2008 (in millions, except percentages):

	Three Months Ended December 31, 2008	Six Months Ended December 31, 2008	12 Months Ended December 31, 2008	Floating Weighted Average Spread (1) (2)	Weighted Average Fixed Rate (1)
Whole loans (3)	$5.5	$13.8	$57.1	2.90%	7.75%
Whole loans, future funding obligations	2.8	2.8	2.8	N/A	N/A
B notes	−	−	−	2.78%	7.57%
Mezzanine loans	−	−	−	2.62%	8.14%
CMBS	−	−	−	N/A (4)	5.79%
New loans production	8.3	16.6	59.9
Payoffs	(18.2)	(52.5)	(63.8)
Principal paydowns	(2.2)	(12.3)	(16.8)
Whole loans, future funding obligations	(2.8)	(2.8)	(2.8)
Sales of CMBS	−	−	(10.0)
Net – new loans	(14.9)	(51.0)	(33.5)
Other	(2.2)	(1.6)	(0.7)
New loans, net (5)	$(17.1)	$(52.6)	$(34.2)

(1)	Reflects rates on our portfolio balance as of December 31, 2008.

(2)	Represents the weighted average rate above London Interbank Offered Rate (“LIBOR”) on loans whose interest rate is based on LIBOR.

(3)
Includes fundings of previous commitments on transitional loans of $5.5 million for the three months ended December 31, 2008, $13.8 million for the six months ended December 31, 2008 and $36.3 million for the 12 months ended December 31, 2008.  We originated one new loan, $20.8 million, during the 12 months ended December 31, 2008.

(4)	Weighted average floating rate coupon of 2.67% at December 31, 2008.

(5)
The basis of new net loans does not include provisions for losses on commercial real estate loans of $371,000 for the three months ended December 31, 2008, of $3.1 million for the six months ended December 31, 2008 and $14.8 million for the 12 months ended December 31, 2008.

Commercial Finance

•
RCC’s bank loan portfolio ended the fourth quarter with total investments of $937.5 million, at amortized cost, with a weighted-average spread of one-month and three-month LIBOR plus 2.38%.  All of RCC’s bank loan portfolio is match-funded through three collateralized loan obligation (“CLO”) issuances with a weighted-average cost of three-month LIBOR plus 0.47%.

•
RCC’s commercial finance subsidiary ended the fourth quarter with $104.5 million, at cost, in direct financing leases and notes at a weighted-average rate of 9.35%.  RCC’s leasing portfolio is match-funded through a secured term facility, which had a balance of $95.7 million as of December 31, 2008 and a weighted-average interest rate of 8.97%, which includes the cost of interest rate swaps associated with the term facility.

Book Value

As of December 31, 2008, RCC’s GAAP book value per common share was $7.35.  Total stockholders’ equity was $186.3 million as of December 31, 2008 as compared to $271.6 million as of December 31, 2007.  Total common shares outstanding were 25,344,867 as of December 31, 2008 as compared to 25,103,532 as of December 31, 2007.  The net decrease in RCC’s stockholder’s equity of $85.3 million was substantially the result of increased provisions for loan and lease losses of $46.2 million combined with an increase in interest rate swap liabilities of $13.5 million and a decrease in the value of the marked-to–market securities of $24.3 million.

As of December 31, 2008, RCC’s economic book value per common share outstanding, a non-GAAP measure, was $10.22.  Economic book value is computed by adding back to GAAP book value any unrealized losses on the Company’s investments in CMBS for which it expects to recover full par value at maturity, and on derivatives (cash flow hedges) that are associated with fixed-rate loans which it intends to hold until maturity, in excess of its value at risk, and that have not been adjusted through stockholders’ equity for market fluctuations (see Footnote 1 of Schedule III).  Economic book value per share is computed by dividing the economic book value by the number of shares outstanding at the end of the period.

Investment Portfolio

The table below summarizes the amortized cost and net carrying amount of RCC’s investment portfolio as of December 31, 2008, classified by interest rate type.  The following table includes both (i) the amortized cost of RCC’s investment portfolio and the related dollar price, which is computed by dividing amortized cost by par amount, and (ii) the net carrying amount of RCC’s investment portfolio and the related dollar price, which is computed by dividing the net carrying amount by par amount (in thousands, except percentages):

	Amortized cost	Dollar price	Net carrying amount		Dollar price	Net carrying amount less amortized cost	Dollar price
December 31, 2008
Floating rate
CMBS-private placement	$32,061	99.99%	$15,042		46.91%	$(17,019)	-53.08%
Other ABS	5,665	94.42%	45		0.75%	(5,620)	-93.67%
B notes (1)	33,535	100.00%	33,434		99.70%	(101)	-0.30%
Mezzanine loans (1)	129,459	100.01%	129,071		99.71%	(388)	-0.30%
Whole loans (1)	431,985	99.71%	430,690		99.41%	(1,295)	-0.30%
Bank loans (2)	937,507	99.51%	582,416	(4)	61.57%	(355,091)	-37.94%
Total floating rate	$1,570,212	99.36%	$1,190,698		75.35%	$(379,514)	-24.01%
Fixed rate
CMBS – private placement	$38,397	91.26%	$14,173		33.69%	$(24,224)	-57.57%
B notes (1)	55,534	100.11%	55,367		99.81%	(167)	-0.30%
Mezzanine loans (1)	81,274	94.72%	68,378		79.69%	(12,896)	-15.03%
Whole loans (1)	87,352	99.52%	87,090		99.23%	(262)	-0.29%
Equipment leases and loans (3)	104,465	99.38%	104,015		98.95%	(450)	-0.43%
Total fixed rate	$367,022	97.55%	$329,023		87.45%	$(37,999)	-10.10%
Grand total	$1,937,234	99.02%	$1,519,721		77.68%	$(417,513)	-21.34%

(1)
Net carrying amount includes an allowance for loan losses of $15.1 million at December 31, 2008, allocated as follows: B notes ($0.3 million), mezzanine loans ($13.3 million) and whole loans ($1.5 million).

(2)	Net carrying amount includes a $28.8 million provision for loan losses at December 31, 2008.

(3)	Net carrying amount includes a $450,000 provision for lease losses at December 31, 2008.

(4)	Bank loan portfolio is carried at amortized cost less allowance for loan loss and was $908.7 million at December 31, 2008. Amount disclosed represents fair value at December 31, 2008.

Liquidity

At February 28, 2009, there were three primary sources for RCC’s liquidity:

•	unrestricted cash and cash equivalents of $10.2 million and restricted cash of $10.6 million comprised of $7.1 million in margin call accounts and $3.5 million related to its leasing portfolio;

•
capital available for reinvestment in its five collateralized debt obligation (“CDO”) entities of $49.5 million, of which $8.4 million is designated to finance future funding commitments on commercial real estate loans; and

•
financing available under existing borrowing facilities of $9.3 million from RCC’s three year non-recourse secured financing facility.  RCC also has $83.0 million of unused capacity under a three-year non-recourse commercial real estate repurchase facility, which, however, requires approval of individual repurchase transactions by the repurchase counterparty.

Capital Allocation

As of December 31, 2008, RCC had allocated its equity capital among its targeted asset classes as follows: 72% in commercial real estate loans, 25% in commercial bank loans and 3% in direct financing leases and loans.

Supplemental Information

The following schedules of reconciliations as of December 31, 2008 are included in this release:

•	Schedule I – Reconciliation of GAAP Net (Loss) Income to Adjusted Net Income;

•	Schedule II – Reconciliation of GAAP Net (Loss) Income to Estimated REIT Taxable Income; and

•	Schedule III – Reconciliation of GAAP Stockholders’ Equity to Economic Book Value.

About Resource Capital Corp.

RCC is a diversified real estate finance company that qualifies as a real estate investment trust, or REIT, for federal income tax purposes.  RCC’s investment strategy focuses on commercial real estate-related assets, and, to a lesser extent, commercial finance assets. RCC invests in  the following asset classes: commercial real estate-related assets such as whole loans, A-notes, B-notes, mezzanine loans and mortgage-related securities and commercial finance assets such as other asset-backed securities, bank loans, equipment leases and notes, trust preferred securities, debt tranches of collateralized debt obligations and private equity investments principally issued by financial institutions.

RCC is externally managed by Resource Capital Manager, Inc., an indirect wholly-owned subsidiary of  Resource America, Inc. (Nasdaq: REXI), a specialized asset management company that uses industry specific expertise to generate and administer investment opportunities for its own account and for outside investors in the financial fund management, real estate, and commercial finance sectors.

For more information, please visit RCC’s website at www.resourcecapitalcorp.com or contact investor relations at pkamdar@resourceamerica.com

Safe Harbor Statement

Statements made in this release include forward-looking statements, which involve substantial risks and uncertainties.  RCC’s actual results, performance or achievements could differ materially from those expressed or implied in this release.  The risks and uncertainties associated with forward-looking statements contained in this release include those related to:

•	fluctuations in interest rates and related hedging activities;

•	capital markets conditions and the availability of financing;

•	defaults or bankruptcies by borrowers on RCC’s loans or on loans underlying its investments;

•	adverse market trends which have affected and may continue to affect the value of real estate and other assets underlying RCC’s investments;

•	increases in financing or administrative costs; and

•	general business and economic conditions that have impaired and may continue to impair the credit quality of borrowers and RCC’s ability to originate loans.

For further information concerning these and other risks pertaining to the forward-looking statements contained in this release, and to the general risks to which RCC is subject, see Item 1A, “Risk Factors” included in its annual report on Form 10-K and in other of its public filings with the Securities and Exchange Commission.

RCC cautions you not to place undue reliance on any forward-looking statements contained in this release, which speak only as of the date of this release.  All subsequent written and oral forward-looking statements attributable to RCC or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this release.  Except to the extent required by applicable law or regulation, RCC undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events.

The remainder of this release contains RCC’s unaudited consolidated balance sheets, consolidated statements of operations and reconciliations of GAAP net (loss) income to adjusted net income, GAAP net (loss) income to estimated REIT taxable income and GAAP stockholders’ equity to economic book value and supplemental information regarding RCC’s commercial real estate, bank loan and equipment leasing portfolios.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31,
	2008	2007
ASSETS	(Unaudited)
Cash and cash equivalents	$14,583	$6,029
Restricted cash	60,394	119,482
Investment securities available-for-sale, pledged as collateral, at fair value	22,466	65,464
Investment securities available-for-sale, at fair value	6,794	−
Loans, pledged as collateral and net of allowances of $43.9 million and $5.9 million	1,712,779	1,766,639
Direct financing leases and notes, pledged as collateral and net of allowance of $450,000 and $0 and net of unearned income	104,015	95,030
Investments in unconsolidated entities	1,548	1,805
Interest receivable	8,440	11,965
Principal paydown receivables	950	836
Other assets	4,062	4,898
Total assets	$1,936,031	$2,072,148
LIABILITIES
Borrowings	$1,699,763	$1,760,969
Distribution payable	9,942	10,366
Accrued interest expense	4,712	7,209
Derivatives, at fair value	31,589	18,040
Accounts payable and other liabilities	3,720	3,958
Total liabilities	1,749,726	1,800,542
STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001: 100,000,000 shares authorized; no shares issued and outstanding	−	−
Common stock, par value $0.001: 500,000,000 shares authorized; 25,344,867 and 25,103,532 shares issued and outstanding (including 452,310 and 581,493 unvested restricted shares)	26	25
Additional paid-in capital	356,103	355,205
Accumulated other comprehensive loss	(80,707)	(38,323)
Distributions in excess of earnings	(89,117)	(45,301)
Total stockholders’ equity	186,305	271,606
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,936,031	$2,072,148

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2008	2007	2008	2007
	(Unaudited)	(Unaudited)	(Unaudited)
REVENUES
Loans	$29,014	$37,292	$119,042	$138,078
Securities	1,043	4,738	4,444	28,810
Leases	2,234	1,886	8,180	7,553
Interest income − other	497	625	2,675	2,554
Interest income	32,788	44,541	134,341	176,995
Interest expense	18,883	30,460	79,619	121,564
Net interest income	13,905	14,081	54,722	55,431

OPERATING EXPENSES
Management fees − related party	1,477	1,197	6,301	6,554
Equity compensation − related party	(239)	848	540	1,565
Professional services	1,120	906	3,349	2,911
Insurance expense	172	115	641	466
General and administrative	729	440	1,848	1,581
Income tax (benefit) expense	(375)	76	(241)	338
Total expenses	2,884	3,582	12,438	13,415

NET OPERATING INCOME	11,021	10,499	42,284	42,016

OTHER (EXPENSES) REVENUES
Net realized gain (losses) on investments	14	(15,434)	(1,637)	(15,098)
Gain on deconsolidation of VIE	−	14,259	−	14,259
Provision for loan and lease losses	(18,332)	(5,885)	(46,160)	(6,211)
Asset impairments	−	−	−	(26,277)
Gain on the extinguishment of debt	−	−	1,750	−
Gain on the settlement of loan	−	−	574	−
Other income	29	91	115	201
Total other expenses	(18,289)	(6,969)	(45,358)	(33,126)

NET (LOSS) INCOME	$(7,268)	$3,530	$(3,074)	$8,890

NET (LOSS) INCOME PER SHARE – BASIC	$(0.29)	$0.14	$(0.12)	$0.36

NET (LOSS) INCOME PER SHARE – DILUTED	$(0.29)	$0.14	$(0.12)	$0.36

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING – BASIC	24,869,062	24,555,059	24,757,386	24,610,468

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING – DILUTED	24,869,062	24,772,315	24,757,386	24,860,184

DIVIDENDS DECLARED PER SHARE	$0.39	$0.41	$1.60	$1.62

SCHEDULE I

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET (LOSS) INCOME TO ADJUSTED NET INCOME (1)
(in thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2008	2007	2008	2007
Net (loss) income − GAAP	$(7,268)	$3,530	$(3,074)	$8,890
Adjustments:
Provision for loan and lease losses (2)	18,332	5,885	46,160	6,211
Net realized loss related to deconsolidation of a VIE (3)	−	1,317	−	1,317
Asset impairments related to a VIE’s	−	−	−	26,277
Capital losses on the sale of available-for-sale securities	−	−	2,000	−
Gain on the extinguishment of debt (4)	−	−	(1,750)	−
Adjusted net income, excluding non-cash charges (1)	$11,064	$10,732	$43,336	$42,695
Adjusted net income per share – diluted, excluding non-cash charges	$0.44	$0.43	$1.75	$1.72

(1)
During 2007, RCC began evaluating its performance based on several performance measures, including adjusted net income, in addition to net income. Adjusted net income represents net income available to common shares, computed in accordance with GAAP, before provision for loan and lease losses, gain on the extinguishment of debt and non-operating capital items.  These items are recorded in accordance with GAAP and are typically non-cash or non-operating items that do not impact RCC’s operating performance or ability to pay a dividend.

Management views adjusted net income as a useful and appropriate supplement to GAAP net income (loss) because it helps management evaluate RCC’s performance without the effects of certain GAAP adjustments that may not have a direct financial impact on RCC’s current operating performance and dividend paying ability. Management uses adjusted net income to evaluate the performance of RCC’s investment portfolios, ability to manage its expenses and dividend paying ability before the impact of non-cash adjustments and non-operating capital gain or loss recorded in accordance with GAAP.  RCC believes this is a useful performance measure for investors to evaluate these aspects of RCC’s business as well.  The most significant adjustments RCC excludes in determining adjusted earnings as of December 31, 2008 are its provision for loan and lease losses, gain on the extinguishment of debt and losses on the sale of available-for-sale securities.  At December 31, 2007, RCC also excluded asset impairments related to its ABS-RMBS portfolio that was deconsolidated on November 13, 2007.  Management excludes all such items from its calculation of adjusted net income because these items are not charges or losses which would impact RCC’s current operating performance.  However, by excluding these significant items, adjusted net income reduces an investor’s understanding of RCC’s operating performance by excluding management’s expectation of possible future gains or losses from RCC’s investment portfolio.

Adjusted net income, as a non-GAAP financial measurement, does not purport to be an alternative to GAAP net income (loss), or a measure of operating performance or cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.  Instead, adjusted net income should be reviewed in connection with net income (loss) and cash flows from operating, investing and financing activities in RCC’s consolidated financial statements to help analyze management’s expectation of potential future losses from RCC’s investment portfolio and other non-cash or capital matters that impact its financial results.  Adjusted net income and other supplemental performance measures are defined in various ways throughout the REIT industry.  Investors should consider these differences when comparing RCC’s adjusted net income to these other REITs.

(2)	Non-cash charges for loan and lease losses.

(3)
Net realized loss related to the deconsolidation of a VIE is made up of a gain of $14.3 million related to the deconsolidation of Ischus CDO II, offset by a $15.6 million adjustment related to the write-down of RCC’s investment in Ischus CDO II.  The adjustment of RCC’s investment is calculated as $27.0 million original investment less $10.7 million in accumulated distributions less the $0.7 million estimated fair value of the investment at the time of deconsolidation.

(4)
Gain on the extinguishment of debt for the year ended December 31, 2008 excludes a gain on the early extinguishment of a loan of $574,000 as management views this transaction to be in its ordinary course of business.

SCHEDULE II

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET (LOSS) INCOME
TO ESTIMATED REIT TAXABLE INCOME (1)
(Unaudited)

RCC calculates estimated REIT taxable income, which is a non-GAAP financial measure, according to the requirements of the Internal Revenue Code.  The following table reconciles net (loss) income to estimated REIT taxable income for the periods presented (in thousands, except per share data):

	Three Months Ended		Years Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net (loss) income– GAAP	$(7,268)	$3,530	$(3,074)	$8,890
Adjustments:
Share-based compensation to related parties	(891)	225	(1,620)	(500)
Capital loss carryover (utilization)/losses from the sale of securities	−	(49)	2,000	(49)
Net unrealized loss on the deconsolidation of a VIE	−	1,317	−	1,317
Asset impairments related to VIE’s	−	−	−	26,277
Provisions for loan and lease losses unrealized	371	3,153	14,817	3,153
Net book to tax adjustments for the Company’s taxable foreign REIT subsidiaries	15,844	3,265	27,115	3,432
Other net book to tax adjustments	288	(82)	16	(110)
Estimated REIT taxable income	$8,344	$11,359	$39,254	$42,410

Amounts per share – diluted (2)	$0.33	$0.46	$1.57	$1.71

(1)
RCC believes that a presentation of estimated REIT taxable income provides useful information to investors regarding its financial condition and results of income as this measurement is used to determine the amount of dividends that RCC is required to declare to its stockholders in order to maintain its status as a REIT for federal income tax purposes.  Since RCC, as a REIT, expects to make distributions based on taxable income, RCC expects that its distributions may at times be more or less than its reported income.  Total taxable income is the aggregate amount of taxable income generated by RCC and by its domestic and foreign taxable REIT subsidiaries.  Estimated REIT taxable income excludes the undistributed taxable income of RCC’s domestic taxable REIT subsidiary, if any such income exists, which is not included in REIT taxable income until distributed to RCC.  There is no requirement that RCC’s domestic taxable REIT subsidiary distribute its income to RCC.  Estimated REIT taxable income, however, includes the taxable income of RCC’s foreign taxable REIT subsidiaries because RCC generally will be required to recognize and report their taxable income on a current basis.  Because not all companies use identical calculations, this presentation of estimated REIT taxable income may not be comparable to other similarly-titled measures of other companies.

(2)
Denominator for the three months and year ended December 31, 2008 includes 263,392 and 253,975 shares, respectively of dilutive shares that were not included in the calculation of GAAP earnings per share because the effect would have been anti-dilutive due to RCC's net loss for the three months and year ended December 31, 2008.   The dilutive shares relate to restricted stock that has not yet vested at December 31, 2008.

SCHEDULE III

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
RECONCILIATION OF GAAP STOCKHOLDERS’ EQUITY TO ECONOMIC BOOK VALUE (1) (2)
(in thousands, except per share data)
(Unaudited)

	As of December 31,
	2008	2007
Stockholders’ equity - GAAP	$186,305	$271,606
Add:
Unrealized losses – CMBS portfolio	41,243	17,810
Unrealized losses recognized in excess of value at risk – interest rate swaps	31,589	18,040
Economic book value	$259,137	$307,456
Shares outstanding	25,345	25,104
Economic book value per share	$10.22	$12.25

(1)
Management views economic book value, a non-GAAP measure, as a useful and appropriate supplement to GAAP stockholders' equity and book value per share.  The measure serves as an additional measure of RCC’s value because it facilitates evaluation of us without the effects of unrealized losses on investments for which we expect to recover full par value at maturity and on interest rate swaps, which we intend to hold to maturity, in excess of RCC’s value at risk.  Unrealized losses recognized in RCC’s financial statements, prepared in accordance with GAAP, that are in excess of RCC’s maximum value at risk are added back to stockholders' equity in arriving at economic book value.  Economic book value should be reviewed in connection with GAAP stockholders' equity as set forth in RCC’s consolidated balance sheets, to help analyze RCC’s value to investors.  Economic book value is defined in various ways throughout the REIT industry.  Investors should consider these differences when comparing RCC’s economic book value to that of other REITs.

(2)	RCC adds back unrealized losses on interest rate swaps (cash flow hedges) that are associated with fixed-rate loans that have not been fair-valued through stockholders’ equity.

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
(in thousands)
(Unaudited)

Loans and Leasing Investment Statistics

The following table presents information on RCC’s non-performing loans and leases and related allowances as of December 31, 2008 and 2007 (based on amortized cost):

	As of December 31,
	2008	2007
Non-performing:
Loans and leases	$23,938	$4,267
Non-performing as a percentage of total loans and leases	1.3%	0.2%

Allowance for loan and lease losses:
Specific provision	$18,929	$1,990
General provision	25,388	3,928
Total allowance for loans and leases	$44,317	$5,918
Allowance as a percentage of total loans and leases	2.4%	0.3%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION, A NON-GAAP MEASURE
(Unaudited)

The following table presents commercial real estate loan portfolio statistics as of December 31, 2008 (based on par value):

Security type
Whole loans	64.5%
Mezzanine loans	24.5%
B Notes	11.0%
Total	100.0%

Collateral type
Multifamily	31.1%
Hotel	27.4%
Office	22.5%
Retail	13.6%
Condo	1.0%
Flex	0.9%
Self-storage	0.8%
Other	2.7%
Total	100.0%

Collateral location
Southern California	22.1%
Northern California	17.0%
New York	11.4%
Arizona	8.5%
Texas	5.1%
Florida	4.7%
Tennessee	4.0%
Washington	3.8%
Colorado	3.8%
Other	19.6%
Total	100.0%

RESOURCE CAPITAL CORP. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION, A NON-GAAP MEASURE
(Unaudited)

The following table presents bank loan portfolio statistics by industry as of December 31, 2008 (based on par value):

Industry type
Healthcare, education and childcare	11.1%
Diversified/conglomerate service	9.1%
Chemicals, plastics and rubber	6.1%
Printing and publishing	5.9%
Broadcasting and entertainment	5.4%
Retail stores	5.1%
Leisure, amusement, motion pictures, entertainment	3.9%
Hotels, motels, inns and gaming	3.9%
Finance	3.8%
Automobiles	3.7%
Utilities	3.6%
Personal, food and miscellaneous services	3.6%
Other	34.8%
Total	100.0%

The following chart describes equipment leases and notes by industry as of December 31, 2008 (based on par value):

Industry type
Services	50.9%
Retail trade	10.8%
Transportation, communications, electric, gas and sanitary services	10.2%
Manufacturing	6.1%
Construction	4.4%
Wholesale trade	3.9%
Finance, insurance and real estate	3.4%
Agriculture, forestry and fishing	3.3%
Other	7.0%
Total	100.0%